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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of Identix Incorporated of our report dated July 28, 1998 relating to the financial statements of Identix Incorporated as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 which appear in such prospectus.We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 8, 1999